Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 and the Registration Statements on Form S-8 (appearing on Exhibit 1) of M.A. Hanna Company of our report dated January 28, 1998 appearing on page 40 of the Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page F-2 of this Form 10-K.



/s/  Price Waterhouse LLP

Cleveland, Ohio
March 19, 1998